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                                                                  Exhibit 10.5.1


                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

     This is a Stock Purchase Agreement (this "Agreement") dated as of November 16, 1998 between PAETEC CORP., a Delaware corporation with its principal place of business at 290 Woodcliff Drive, Fairport, New York 14450 (the "Company"), and AT&T COMMERCIAL FINANCIAL CORPORATION, a Delaware corporation with its principal place of business at Two Gatehall Drive, Parsippany, New Jersey 07054 ("Purchaser").

                                    RECITALS

     A. In order to provide funds for the acquisition, construction and operation of switch-based telecommunications systems owned and operated by the Company in the United States of America, certain subsidiaries of the Company have entered into a Loan and Security Agreement of even date herewith (the "Loan Agreement") with Purchaser.

     B. The obligation of Purchaser to make the initial Loan (as defined in the Loan Agreement) under the Loan Agreement is subject to the execution and delivery of this Agreement.

     C. The Company is a Delaware corporation having 35,000,000 shares of authorized capital stock, 27,500,000 of which are designated Class A common stock, $.01 par value per share ("Class A Common Stock), and 7,500,000 of which are designated Class B common stock, $.01 par value per share ("Class B Common Stock").

     D. Purchaser desires to purchase, and the Company agrees to sell, shares of the Class A common stock of the Company pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the commitment of Purchaser to make the initial Loan under the Loan Agreement and of the mutual promises set forth in this Agreement, the parties hereto agree as follows:

     1.  Purchase of Shares.
         ------------------

         (a) The Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, 600,000 shares (the "Shares") of the Company's Class A Common Stock at a price of $2.50 per Share (the "Purchase Price") payable in full on or before November 23, 1998. A stock certificate evidencing the Shares shall be issued in the name of Purchaser upon receipt of this executed Agreement and payment in full of the Purchase Price. Unless otherwise requested by Purchaser, it will receive one certificate for the Shares.

     2.   Condition Precedent.   Purchaser shall not be obligated to purchase,
          -------------------
and the Company shall not be obligated to sell, the Shares until the closing of the transactions contemplated by the Loan Agreement and the effectiveness of Purchaser's commitment to make the initial Loan under pursuant thereto.

     3.   Representations and Warranties of Purchaser.  In order to induce the
          -------------------------------------------
Company to issue the Shares, Purchaser represents and warrants to the Company as follows:

          (a) Purchaser is acquiring the Shares for its own account, with no present intention of reselling, distributing or otherwise transferring the Shares or any portion of the Shares to any third party.

          (b) Purchaser understands and acknowledges that the Shares are being offered and sold under one or more exemptions provided in the Securities Act of 1933, as amended (the "Securities Act"), Regulation D promulgated thereunder and applicable state securities laws, and that this transaction has not been reviewed or passed upon by the United States Securities and Exchange Commission (the "Commission"), or any other federal or state agency.

          (c) Purchaser is a corporation, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

          (d) Purchaser realizes that Purchaser must bear the economic risk of investment for an indefinite period of time because (i) the Shares have not been registered under the Securities Act and cannot be resold by Purchaser unless they are subsequently registered under the Securities Act or an exemption from registration is available, and (ii) there currently is no public market for the Shares, and Purchaser may not be able to liquidate the investment in the Shares in the event of an emergency. Purchaser has no need for current liquidity of investment with respect to the Shares.

     4.   Representations and Warranties of the Company.  In order to induce
          ---------------------------------------------
Purchaser to purchase the Shares, the Company represents and warrants to Purchaser as follows:

          (a) The Company's authorized capital consists of (i) 27,500,000 shares of Class A Common Stock, of which 8,399,952 shares are issued and outstanding or are committed to be issued (ii) and 7,500,000 shares of Class B Common Stock, of which 6,285,048 shares are issued and outstanding or are committed to be issued. A list of the current stockholders with the number and class of shares owned by each is attached hereto as Schedule 1. The Company has reserved 4,300,000
                           ----------
shares of Class A Common Stock for issuance under the Company's 1998 Incentive Compensation Plan. Except as described in this Section and Schedule 1, as of
                                                            ----------
the date of this Agreement, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments obligating the Company to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of the capital stock of the Company. Except as described in this Section and in
Schedule 1, there are no agreements, arrangements, rights or commitments of any
----------
character relating to the issuance, sale, purchase or redemption, or restricting the transfer of, or the declaration of payment of dividends on, any shares of the capital stock of the Company. Except as described in Schedule 1, no
                                                          ----------
shareholder of the Company is a party to any voting agreement, voting trust,

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irrevocable proxy or other agreement affecting the voting rights of any shares of capital stock of the Company or any agreement providing for any "put" or "call" option, right of first refusal or offer or other right to acquire or dispose of any shares of the Company's capital stock or options or warrants.
All outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and have been issued free of any lien, security interest, pledge, charge or encumbrance of any kind (collectively, "Encumbrances").

          (b) The Company was incorporated on May 19,1998.

          (c) The Company is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws. The Company is duly qualified and licensed in each jurisdiction where the nature of the business conducted by it requires such qualification, except where the failure to qualify would not have a material adverse effect upon the Company's financial condition or results of operations. The Company has the requisite corporate power and authority to own or lease and operate its properties and assets, and to carry on its business as proposed to be conducted.

          (d) The Company has all requisite corporate power to execute and deliver this Agreement and to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

          (e) Neither the Company nor any subsidiary thereof owns, directly or indirectly, of record or beneficially, any capital stock or equity interest or investment in any corporation, association or business entity, except with respect to PaeTec Communications, Inc. and PaeTec International, Inc., each of which is a wholly owned subsidiary of the Company (the "Subsidiaries"). Each of the Subsidiaries is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws. Each Subsidiary has the requisite corporate power and authority to own or lease and operate its properties and assets, and to carry on its business as proposed to be conducted. Neither the Company nor any Subsidiary is a partner or participant in any partnership or joint venture. The shares of capital stock of each

Subsidiary held by the Company are free of any Encumbrances.

          (f) All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein and for the authorization, issuance and delivery of the Shares has been taken. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, including rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, free of preemptive rights and will be free of any Encumbrances, and will be free of restrictions on transfer other than under state and/or federal Securities laws.

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          (g) No consent, approval, qualification, order or authorization of, or filing with, any governmental authority or any third party is required in connection with Company's valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares by the Company.

          (h) The Company has good and marketable title to its properties and assets and, with respect to the property and assets leased by the Company, holds valid leasehold interests therein, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, except (i) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, or (ii) possible minor liens or encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have arisen in the ordinary course of business.

          (i) Subject to the truth and accuracy of Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and from any applicable blue sky laws. Except as set forth in Schedule 1, the Company has not offered the Shares to any Person other than
   ----------
Purchaser, and no securities of the same class as the Shares have been offered and sold by Parent within the six-month period immediately prior to the date hereof.

          (j) The Company is not in violation of any term of its Certificate of Incorporation or its By-laws, any term of any agreement to which the Company is a party, or any judgment, decree, order, statute, rule or regulation to which the Company is subject, that would have a material adverse effect on the condition, financial or otherwise, prospects or operations of the Company. The Company has delivered to Purchaser true and complete copies of its Certificate of Incorporation and By-laws, as in effect on the date hereof.

          (k) The execution, delivery and performance by the Company of this Agreement, and the issuance, sale and delivery of the Shares will not violate any provision of law, the Certificate of Incorporation or By-laws of the Company or any order, judgment or decree of any court or any governmental agency, or conflict with, result in a breach of, or constitute a default under, any indenture, agreement or other instrument by which the Company, or any of its respective assets, is bound, or result in the creation or imposition of any Encumbrance on any of the assets of the Company.

          (l) There are no actions, suits, proceedings or investigations pending or threatened against the Company or its Subsidiaries, and the Company is not aware of any basis for the foregoing except for an action pending in Supreme Court, Monroe County, New York titled ACC Corp., et al v. Arunas A. Chesonis,
                                      ---------------------------------------
Richard Ottalagana, John Baron, PaeTec Corporation, and PaeTec Communications,
------------------------------------------------------------------------------
Inc. (Index No. 7466-98).  A copy of the complaint in this action has been
----
furnished to Purchaser. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency.

          (m) The Company is insured with reputable insurers against all risks normally insured against by companies in similar lines of business, and all of the insurance policies

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maintained by the Company are in full force and effect. A schedule listing all insurance policies that are material to the business of the Company has been furnished to Purchaser. The Company is not in default under any such policy. All insurance policies maintained by the Company will remain in full force and effect and may reasonably be expected to be renewed on comparable terms following consummation of the transactions contemplated by this Agreement (subject to continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause), and the Company has received no notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies.

          (n) The Company does not have employment agreements with any of its employees. Since its inception, the Company has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with its business. There is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting the Company or any of the Subsidiaries. All workers' compensation and unemployment compensation insurance premiums due have been fully paid or accrued in the Company's financial statements.

          (o) All employee benefit plans within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations ("ERISA"), are in full compliance with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder, and all other laws applicable with respect to all such employee benefit plans, agreements and arrangements. The Company has performed all of its obligations under all such plans, agreements and arrangements. To the best knowledge of the Company, there are no actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the best knowledge of the Company, no facts exist which could give rise to any such Actions.

          (p) All group health plans of the Company and any Subsidiary have been operated in compliance with the group health plan continuation coverage requirements of Section 162(k) of the Internal Revenue Code to the extent such requirements are applicable.

          (q) There has been no act or omission by the Company or any Subsidiary that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (k) or Section 4071 of ERISA or Chapter 43 of the Internal Revenue Code.

          (r) The Company has not issued to any other holder of the securities of the Company registration rights that are superior to the rights set forth in
Section 5 of this Agreement.  Except as set forth in Schedule 1 or in Section 5,
---------                                            ----------       ---------
the Company has not agreed to register any of its capital stock under the Securities Act or under any state securities or "blue sky" law.

          (s) The proceeds from the sale of the Shares will be used by the Company to fund expansion of the Company's switched-based telecommunications business including the purchase of equipment, the opening of new sales offices, for additional working capital, and for general corporate purposes.

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

          (t) The financial statements of the Company for the period ended September 30, 1998, compiled by the Company, a copy of which is attached hereto as Exhibit A, were prepared from the books and records of the Company and fairly
   ---------
sets forth the financial position of the Company, subject to the qualifications contained therein.

          (u) No Person (as defined in the Loan Agreement) has, or as a result of the transactions contemplated hereby will have, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

          (v) Each of the representations and warranties contained in Sections 3.03, 3.04, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.18,
3.20, 3.21, 3.23 and 3.24 of the Loan Agreement are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

          (w) The representations and warranties in this Agreement and in any writing furnished or to be furnished by or on behalf of the Company pursuant hereto or in connection herewith, including any representations and warranties incorporated herein or therein by reference, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact required to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading. No report, financial statement, exhibit or schedule furnished by or on behalf of the Company to Purchaser in connection with the negotiation of this Agreement and any other agreement or instrument related hereto, nor any other information required to be furnished hereby or thereby, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     5.   Piggy-Back Registration Rights.
          ------------------------------

          (a) If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders (other than a registration of securities relating solely to employee benefit plans or to effect a merger or other reorganization), the Company will promptly give to Purchaser written notice thereof and, upon the written request of Purchaser, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in the written request made within 15 days after receipt of such written notice from the Company.

          (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Purchaser as a part of the written notice given to Purchaser. In such event the right of Purchaser to registration pursuant to this Section shall be conditioned upon Purchaser's participation in such underwriting, and the inclusion of the Shares in the underwriting shall be limited to the extent provided herein. Purchaser (together with the Company and the other holders distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude some or all of the Shares or securities of other holders of similar registration rights from such registration. The Company shall so advise Purchaser and other stockholders distributing their securities through such underwriting, and the number of Shares or securities of other holders of similar registration rights that may be included in the registration and underwriting, as determined by the managing underwriter, shall be allocated on a pro rata basis. If Purchaser disapproves of the terms of any such underwriting, Purchaser may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall continue to be subject to the terms of this Section.

          (c) If the Company hereafter grants rights to any shareholder to have its shares registered under the Securities Act, such grant of rights shall expressly be subject to the following "cut back" provision:

          "If the managing underwriter of any offering of the Company's securities determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude some or all of the shares of the party to whom registration rights are granted or securities of other holders of similar rights from such registration."

          (d) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not Purchaser has elected to include securities in such registration.

          (e) All expenses associated with the registration (including, without limitation, registration, qualification and filing fees, printing expenses, blue sky fees, and fees and disbursements of counsel and accountants for the Company) shall be borne by the Company. Underwriters' discounts and related charges, shall be borne by Purchaser pro rata in proportion to the number of securities being registered.

          (f) In the case of each registration under this Section, the Company will:

              (i) prepare and file a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 45 days or until the distribution described in the registration statement has been completed, whichever first occurs;

              (ii) furnish to Purchaser a reasonable number of copies of the registration statement, any amendment or supplement thereto, any preliminary or final prospectus, any prospectus supplement, any correspondence with the Commission regarding such documents, and such other documents as Purchaser may reasonably request in order to facilitate the public offering of the Shares;

              (iii) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Purchaser, provided that the Company shall not be required in

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connection therewith or as a condition thereto to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process in any such states or jurisdictions in which it has not already done so and except as may be required by the Securities Act; and

              (iv) otherwise take such other actions as are reasonably required to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable (but not earlier than such information would be required to be filed with the Commission under Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (g) The Company will indemnify Purchaser and each person, if any, who controls Purchaser within the meaning of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Purchaser for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information relating to Purchaser furnished to the Company specifically for inclusion in the registration statement by an instrument duly executed by Purchaser.

          (h) Purchaser will, if any of the Shares are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, Purchaser, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information relating to Purchaser furnished to the Company specifically for inclusion in the registration statement by an instrument duly executed by Purchaser and stated to be specifically for use therein, provided that in no event shall any indemnity under this Section exceed the net proceeds from the offering received by Purchaser.

          (i) If for any reason the indemnity set forth in paragraphs (f) or (g) above is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the foregoing, Purchaser shall not be required to contribute any amount in excess of the amount it would have been required to pay to an indemnified party if the indemnity under paragraph (h) above was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (j) Purchaser shall furnish to the Company such information regarding Purchaser, the Shares held by Purchaser, and the distribution proposed by Purchaser as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

          (k) The registration rights granted to Purchaser in this Section shall expire (a) at such time (if ever) as Purchaser is free to sell the Shares under Rule 144 promulgated under the Securities Act (or any successor thereto) without limitation as to volume or manner of sale restrictions, and (b) Shares held by Purchaser constitute less than one percent (1%) of the outstanding shares of the common stock of the Company. The foregoing notwithstanding, Purchaser's registration rights under this Section 4 shall expire after the Company has offered Purchaser the cumulative opportunity to register all of the Shares in two registered offerings, irrespective of whether Purchaser elects to participate in these registrations.

          (l) In connection with the preparation and filing of each registration statement, or amendment or supplement thereto, under the Securities Act, the Company will grant Purchaser an opportunity to review and comment on such registration statement, or amendment or supplement thereto; provided, however,
                                                            --------  -------
that Purchaser's comments on such registration statement, amendment or supplement shall be limited to information pertaining to Purchaser; provided,
                                                                    --------
further, that Purchaser shall conclude any review under this paragraph within
-------
five business days of its receipt of such registration statement, amendment or supplement.

     6.   Affirmative Covenants:  The Company covenants and agrees that so long
          ---------------------
as Purchaser shall hold at least 1% of the outstanding common stock of the
Company:

          (a) The Company will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivisions thereof and of any government authority where failure to so comply would have a material adverse impact on the Company or its business or operations.

          (b) The Company will keep books of record and account in which full, true and correct entries are made of the respective dealings, business and affairs of the Company and its Subsidiaries, in accordance with generally accepted accounting principles. The Company will employ certified public accountants who are "independent" within the meaning of the accounting regulations of the Commission. The Company will have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and its Subsidiaries as will satisfy the requirements of the Commission in effect at such time with respect to reports or opinions of accountants.

          (c) The Company shall pay, indemnify and hold harmless Purchaser from and against all transfer, stamp, documentary and other taxes, assessments and charges (including interest and penalties) imposed by any governmental body or agency in the State of New York by reason of the execution and delivery of this Agreement or the issuance or delivery of the Shares.

     7.   Legend.  Each certificate for Shares owned by Purchaser shall bear the
          ------
following legend:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration unless the Company receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from registration.

Notwithstanding the foregoing, such restrictive legend requirements shall terminate when the Company shall have received either a no-action letter from the Commission or an opinion of counsel reasonably satisfactory in form and substance to the Company that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section shall terminate, as hereinabove provided, Purchaser shall be entitled to receive from the Company, at the Company's expense, a new certificate representing the Shares not bearing the restrictive legend set forth above.

     8.   Share Adjustment
          ----------------

          (a) If the Company hereafter issues Common Shares (as defined below) for a purchase price (calculated in accordance with paragraph (c) of this Section) less than $2.50 per share, the Company shall issue to Purchaser additional shares of Class A Common Stock, such that the total of such additional shares and the shares purchased hereunder shall equal the total number of shares that would have been issued to Purchaser at such lower price per share for the Purchase Price (as defined in Section 1), with such issuance
                                                ---------
of additional shares to be at no cost to Purchaser. Example. The total price for 600,000 shares of Class A Common Stock at $2.50 per share is $1,500,000. If the Company hereafter issues Common Shares for $2.00 per share, the Company shall issue 150,000 additional shares of Class A Common Stock to Purchaser. ($1,500,000 / 2.0 = 750,000 minus 600,000 = 150,000).

          (b) The provisions for share adjustment in paragraph (a) of this Section shall not apply to (i) the issuance of additional shares of Class A Common Stock by the Company to its employees either directly or under the Company's 1998 Incentive Compensation Plan, or (ii) to shares issued or issuable by the Company as consideration for the acquisition by the Company of capital stock or assets of another business entity or in connection with a merger or consolidation, or to the acquisition of real or tangible property for the Company in arms length transactions with unrelated third parties.

          (c) "Common Shares" shall mean all shares of Class A Common Stock, any shares of Class A Common Stock which the Company has committed to issue or sell, any warrants, options or other rights to subscribe for or purchase Class A Common Stock or any equity securities convertible into or exchangeable for shares of Class A Common Stock, whether or not the right to purchase, exchange or convert thereunder are immediately exercisable. In measuring the purchase price of Common Shares for the purposes of paragraph (a) of this Section, the price per share for each Common Share shall equal the sum of (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Common Share plus (ii) the amount of any additional consideration payable to the Company upon the conversion or exchange of such Common Share.

     9.  Notices. All notices, requests and other communications provided for
         -------
herein shall be in writing, and shall be deemed to have been made or given when delivered, or mailed postage prepaid, or sent by telex, telegram or telecopier:

          (a)       if to the Company, to:

                    290 Woodcliff Drive
                    Fairport, New York  14550
                    Attention:  Vice President - Finance
                    Telecopy:   (716) 340-2563

                         with a copy to:

                    290 Woodcliff Drive
                    Fairport, New York  14550
                    Attention:  General Counsel
                    Telecopy:   (716) 340-2563

          (b)       if to Purchaser, to:

                    Two Gatehall Drive
                    Parsippany, New Jersey 07054

                    Attention:  Vice President/Media & Communications


                         with a copy to:

                    John M. O'Hare, Esq.
                    Sidley & Austin
                    One First National Plaza
                    Chicago, Illinois 60603
                    Telecopy: (312) 853-7036

     10.  No Public Announcement.  Except as may be required by law, neither
          ----------------------
Purchaser nor the Company will issue any press release or, make any public announcement concerning the transactions contemplated by this Agreement without the prior consent or approval of the other party.

     11.  Miscellaneous.

          (a) Any provision of this Agreement may be modified or amended only upon the written consent of the Company and Purchaser. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Company and Purchaser. The waiver of any provision of this Agreement, or of any breach of this Agreement, shall not constitute a subsequent waiver of any provision or breach. No failure or delay by the Company or Purchaser in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          (b) The representations, warranties, agreements and covenants shall survive the execution of this Agreement, the purchase of the Shares contemplated hereby and any disposition thereof, notwithstanding any investigation made at any time by any of the parties hereto. Except as expressly provided herein, the representations and warranties contained in paragraphs (a), (d), (f) and (g) of
Section 4 and in the first sentence of paragraph (c) of Section 4 shall remain
---------                                               ---------
in full force and effect with respect to Purchaser for as long as Purchaser shall beneficially own any Shares and with respect to any permitted assignee of Purchaser, to the extent so assigned, for as long as such assignee shall beneficially own any Shares.

          (c) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws, except as to matters of corporate governance, which shall be interpreted in accordance with the General Corporation Law of the State of Delaware.

          (d) This Agreement shall be freely assignable by the parties hereto and shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No transfer of Shares by Purchaser shall constitute an assignment by Purchaser of its right hereunder in the absence of a written assignment by Purchaser of such rights. Purchaser shall notify the Company of any such assignment of its rights hereunder.

          (e) This Agreement and the Loan Agreement, including the Schedules and Exhibits referred to herein or therein, contain the entire understanding of the parties hereto with regard to the subject matter contained herein and supersedes all prior letters, agreements, covenants, communications, understandings, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party.

          (f) This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          The parties' assent to the terms of this Agreement is confirmed by their signatures below.

                                    PAETEC CORP.

                                    By:   /s/ Arunas A. Chesonis
                                        ------------------------------
                                          Name: Arunas A. Chesonis
                                          Title: President


                                     AT&T COMMERCIAL FINANCIAL
                                          CORPORATION

                                    By:   /s/ Michael V. Monahan
                                        ------------------------------
                                          Name: Michael V. Monahan
                                          Title: Vice President

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